As filed with the Securities and Exchange Commission on December 22 , 2016

Registration No. 333- 214784

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNAP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	91-2145721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Ravinia Drive, Suite 1300

Atlanta, Georgia 30346

(404) 302-9700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter D. Aquino

President and Chief Executive Officer

Internap Corporation

One Ravinia Drive, Suite 1300

Atlanta, Georgia 30346

(404) 302-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Monson

Jenner & Block LLP

353 N. Clark Street

Chicago, Illinois 60654-3456

(312) 222-9350

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE(1)
Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (2)(3)	Proposed Maximum Aggregate Offering Price (1)(3)	Amount of Registration Fee(4)
Common Stock, $0.001 par value				–
Preferred Stock, $0.001 par value				–
Warrants				–
Rights				–
Debt Securities				–
Total			$125,000,000	$14,488

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock, $0.001 par value, preferred stock, $0.001 par value, warrants, rights, and debt securities to purchase shares any combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $125,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock and preferred stock being registered hereunder include such indeterminate number of shares of preferred stock and common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(2)	Not required to be included in accordance with General Instruction II.D. of Form S-3 and Rule 457(o) under the Securities Act.
(3)	The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $125,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 22 , 2016

PROSPECTUS

INTERNAP CORPORATION

$125,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

DEBT SECURITIES

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $125,000,000 of any combination of the securities described in this prospectus. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; and common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” beginning on page 5 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC” or the “Commission”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, warrants or rights, or various series of debt securities in one or more offerings, with a total value of up to $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

All references to “the Company,” “we,” “us” and “our” refer to Internap Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context requires otherwise.

Special Note on Forward-Looking Statements

Certain statements in this prospectus and in the information incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding industry trends, our future financial position and performance, business strategy, revenues and expenses in future periods, projected levels of growth and other matters that do not relate strictly to historical facts. These statements are often identified by words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “continue,” “could” or “should,” that an “opportunity” exists, that we are “positioned” for a particular result, statements regarding our vision or similar expressions or variations. These statements are based on the beliefs and expectations of our management team based on information available at the time such statements are made. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by forward-looking statements. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation:

•	future technology trends and changes in the information technology (“IT”) infrastructure markets in which we compete;

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•	our ability to develop or enhance our new or existing services and products;

•	our ability to retain existing customers;

•	differences in anticipated and actual performance in executing our IT infrastructure services expansion;

•	our estimates of future data center space compared to actual usage;

•	pricing pressures for our services and the effect of competition on our services;

•	the impact of long sales cycles for our IT infrastructure services;

•	our customers’ ability or desire to develop or maintain IT infrastructure services internally;

•	government regulation of the Internet or goods or services necessary to operate the Internet;

•	our ability to obtain critical third party services for our IT infrastructure services;

•	failure of our IT infrastructure or disruptions in our IT infrastructure services;

•	our ability to renew our data center leases or manage our asset retirement obligations;

•	the failure of any of our layers of redundancy in our operating facilities;

•	security breaches and security lapses with respect to our network and software;

•	our ability to develop effective and efficient business support systems; and

•	our ability to manage our global operations.

All forward-looking statements speak only as of the date hereof or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date such statements are made.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including Internap Corporation. Except as expressly set forth in the paragraph below, we are not incorporating the contents of the SEC website into this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC (File No. 001-31989) and all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus, in each case except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated:

•	Annual Report on Form 10-K filed on February 18, 2016;

•	Quarterly Reports on Form 10-Q filed on May 5, 2016, August 4, 2016 and November 3, 2016;

•	Current Reports on Form 8-K filed on February 25, 2016, April 12, 2016, April 25, 2016, May 31, 2016, September 13, 2016, November 10, 2016, November 22, 2016 , November 23, 2016 and December 16, 2016 ; and

•	The description of the Company’s Common Stock, par value $0.001 per share, set forth in the Company’s Registration Statement on Form 8-A/A, filed on July 29, 2011, together with any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning the office of:

Internap Corporation

One Ravinia Drive, Suite 1300

Atlanta, Georgia 30346

Attn: Corporate Secretary

(404) 302-9700

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You may also find additional information about us, including the documents mentioned above, on our website at www.internap.com. The information included on or linked to this website or any website referred to in any document incorporated by reference into this prospectus is not a part of this prospectus.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Our Industry

Internap competes in the large and fast-growing market for Internet infrastructure services (outsourced data center, computer, storage and network services). Three complementary trends are driving demand for Internet infrastructure services: the growth of the digital economy, the outsourcing of IT and the adoption of cloud computing.

The Growth of the Digital Economy

The digital economy continues to impact existing business models with a new generation of networked applications. Widespread adoption of mobile Internet devices combined with rising expectations around the performance and availability of both consumer and business applications places increasing pressure on enterprises to deliver a seamless end-user experience on any device at any time at any location. Simultaneously, Software-as-a-Service models have changed data usage patterns with information traditionally maintained on individual machines and back-office servers now being streamed across the Internet. These applications require new diligence and focus on predictable performance and data security. Finally, the growth of big data analytics is giving rise to a new breed of “fast data” applications that collect and analyze massive amounts of data in real time to drive immediate business decisions – for example, real-time ad bidding platforms and personalized e-commerce portals.

The Outsourcing of IT

As distributed applications, security concerns and compliance issues are placing new burdens on the traditional IT model and driving new costs and complexity, IT organizations are increasingly turning to infrastructure outsourcing to free up valuable internal resources to focus on their core business, improve service levels and lower the overall cost of their IT operations. The macro-economic trends over the past several years have led to a reduction of operating and capital budgets. Companies are forced to balance this growing complexity with a cost-cutting culture and staff resource limitations that require they do more with less.

The Adoption of Cloud Computing

Amidst this environment, the emergence of public cloud Infrastructure-as-a-Service (“IaaS”) offerings has accelerated digital innovation by lowering the barrier to entry for new business creation. IaaS offerings allow new enterprises to procure and pay for infrastructure on an as-needed basis while minimizing upfront operating expenses, reducing complexity and increasing agility.

Although most organizations initially rely on cloud services for non-mission critical workloads, such as testing and development, growing adoption and the maturation of cloud platforms have increased confidence in migrating key business applications to the cloud. This, in turn, has led to a new generation of applications that are being architected from the ground up, to run on standardized public cloud infrastructure.

Our Business

The Internet infrastructure services market comprises a range of infrastructure offerings that have emerged in response to shifting business and technology drivers. Internap competes specifically in the markets for retail colocation, hosting and IaaS. Different customer use cases and business requirements dictate the need for specific services or a combination of services enabled through hybridization.

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Internap provides high-performance, hybrid Internet infrastructure services that make our customers’ applications faster and more scalable. We offer:

●	hybrid infrastructure services: customers can mix and match cloud, hosting and colocation for the optimal combination of services to meet specific application and business requirements;
●	availability across a global network of data centers;
●	patented network services that leverage our proprietary technologies to maximize uptime and minimize latency for customer applications; and
●	services backed by service level agreements (“SLAs”) and our team of dedicated support professionals.

Our Segments

During the three months ended March 31, 2016, we changed our organizational structure in an effort to create more effective and efficient business operations and to improve customer and product focus. In that regard, we revised the information that our chief executive officer, who is also our chief operating decision maker, regularly reviews for purposes of allocating resources and assessing performance.  As a result, beginning January 1, 2016, we now report our financial performance based on our two new reportable segments, Data Center and Network Services and Cloud and Hosting Services, as follows:

Data Center and Network Services

Our Data Center and Network Services segment consists of colocation and Internet Protocol (“IP”) connectivity services.

Colocation

Colocation involves providing physical space within data centers and associated services such as power, interconnection, environmental controls, monitoring and security while allowing our customers to deploy and manage their servers, storage and other equipment in our secure data centers. We sell our colocation services at 49 data centers across North America, Europe and the Asia-Pacific region. We refer to 15 of these facilities as “company-controlled,” meaning we control the data center operations, staffing and infrastructure and have negotiated long-term leases for the facilities. For company-controlled facilities, in most cases we design the data center infrastructure, procure the capital equipment, deploy the infrastructure and are responsible for the operation and maintenance of the facility. We refer to the remaining 36 data centers as “partner” sites. In these locations, a third party designs and deploys the infrastructure and provides for the operation and maintenance of the facility.

IP Connectivity

IP connectivity includes our patented Performance IP™ service, content delivery network services, IP routing hardware and software platform and Managed Internet Route Optimizer™ Controller. By intelligently routing traffic with redundant, high-speed connections over multiple, major Internet backbones, our IP connectivity provides high-performance and highly-reliable delivery of content, applications and communications to end users globally. We deliver our IP connectivity through 83 IP service points around the world.

Cloud and Hosting Services

Our cloud and hosting services segment consists of hosted Infrastructure-as-a-Service as a cloud platform or via managed hosting. For both Infrastructure-as-a-Service options, we provision and maintain the hardware, data center infrastructure and interconnection, while allowing our customers to own and manage their software applications and content.

Cloud

Cloud services involve providing compute and storage services via an integrated platform that includes servers, storage and network. We built our next generation cloud platform with our high-density colocation, Performance IP service and OpenStack, a leading open source technology for cloud services. We deliver our cloud services in eight locations across North America, Europe and the Asia-Pacific region.

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Managed Hosting

Managed hosting involves providing a single tenant infrastructure environment consisting of servers, storage and network. We deliver this customizable infrastructure platform based on enterprise-class technology to support complex application and compliance requirements for our customers. We deliver our managed hosting services in 11 locations across North America, Europe and the Asia-Pacific region.

Risk Factors

Investment in any securities offered pursuant to this prospectus involves risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

Ratio of Earnings to Fixed Charges

The following table shows our ratio of earnings to fixed charges for each of the periods indicated:

	September 30, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
Ratio of earnings to fixed charges (a)(b)	—	—	—	—	0.65	0.09

For purposes of computing the above ratios, “earnings” consist of income (loss) from continuing operations before income taxes, noncontrolling interests and cumulative effect of accounting changes, plus fixed charges and the amortization of capitalized interest. “Fixed charges” consist of interest incurred on indebtedness (which does not include interest on income taxes, which is recorded in income taxes), fees and expenses plus one-third of the rental expense from operating leases, which management believes is a reasonable approximation of the interest component of rental expense.

(a)	In 2016, 2015, 2014, 2013, 2012 and 2011, we incurred losses from operations, and as a result, our earnings were insufficient to cover our fixed charges by $111.5 million, $52.3 million, $41.4 million, $20.3 million, $4.1 million and $7.8 million, respectively.

(b)	We currently do not have any preference securities outstanding related to our consolidated subsidiaries and we did not pay or accrue any preference dividends related to our consolidated subsidiaries during the periods presented above.

Use of Proceeds

We will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for general corporate purposes, unless otherwise specified in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, refinancing of existing indebtedness, repayment of debt, and financing of possible acquisitions, investments or stock repurchases.

DESCRIPTION OF COMMON STOCK

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”), both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our Certificate of Incorporation provides that we may issue up to 120,000,000 shares of common stock, par value $0.001 per share. Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our Certificate of Incorporation does not provide for cumulative voting. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors standing for election.

In the event of a liquidation, dissolution or winding up of the company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust.

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Stock Exchange Listing

Our common stock is quoted for trading on the NASDAQ Global Market under the symbol “INAP.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 20,000,000 shares of blank check preferred stock, par value $0.001 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our Certificate of Incorporation and our Bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, and rights of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends, if any, on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

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Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

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•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Public Warrants

As of the date of this prospectus, we had no outstanding public warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our warrants will be set forth in the applicable prospectus supplement.

Stock Exchange Listing

The stock exchange that our warrants will be listed on, if any, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

8

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of debt securities that we may issue and the related indenture, if any, is only a summary. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to the applicable indenture(s), which will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer secured or unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible or exchangeable into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into by us and a bank or trust company. As of the date of this prospectus, we have not entered into any indenture agreements.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the applicable indenture by the Trust Indenture Act of 1939, or TIA, if any. You should read this summary, the applicable prospectus supplement and the provisions of the applicable indenture or supplemental indenture, if any, in their entirety before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the issuer or co-obligors of such debt securities;

•	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	any applicable subordination provisions;

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•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer or co-obligors, as the case may be, can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	the securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as a market maker(s) for the debt securities;

•	the extent to which a secondary market for the debt securities is expected to develop;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	compensation payable to and/or reimbursement of expenses of the trustee of the series of debt securities;

•	provisions for the defeasance of the debt securities or related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

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General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indentures and the corresponding debt securities shall be construed in accordance with and governed by the laws of the State of New York.

Plan of Distribution

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Legal Matters

The validity of the offered securities will be passed on for the Company by Jenner & Block LLP, Chicago, Illinois.

Experts

The financial statements incorporated in this Prospectus by reference to Internap Corporation's Current Report on Form 8-K dated November 23, 2016 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Internap Corporation for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with an offering of securities registered under this registration statement.

SEC registration fee		$14,488
Rating agency fees		*
Printing		*
Legal fees and expenses		*
Trustee fees		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the specific securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a former or current director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article VII of the Certificate of Incorporation provides that the liability of directors of the Company for monetary damages will be eliminated to the fullest extent under applicable law. Article VII does not affect the liability of a director for any breach of his or her duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct, for any conduct proscribed under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit.

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In addition, the Company has entered into indemnification agreements with each director and certain officers of the Company. The indemnification agreements indemnify these individuals against all expenses incurred in connection with any action or investigation involving the director or officer by reason of his or her position with the Company (or with another entity at the Company’s request). The directors and officers who have entered into indemnification agreements will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by the Company that covers the directors and officers. Pursuant to the indemnification agreements, a director or officer involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in every instance on the director or officer meeting the standards of conduct set forth in the indemnification agreements.

The Company also maintains in force a policy of liability insurance for its directors and officers.

The above discussion of the DGCL, Certificate of Incorporation, Bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, the Certificate of Incorporation, Bylaws and indemnification agreements.

Item  16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item  17. Undertakings

(a) the undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(5) that, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, a registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and

(2) for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“TIA”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on December 22 , 2016.

INTERNAP CORPORATION

By:
/s/ Peter D. Aquino
Peter D. Aquino
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter D. Aquino
Peter D. Aquino	President, Chief Executive Officer and Director	December 22 , 2016
(Principal Executive Officer)

/s/ Robert M. Dennerlein
Robert M. Dennerlein	Chief Financial Officer	December 22 , 2016
(Principal Financial Officer and Principal Accounting Officer)

*
Daniel C. Stanzione	Chairman and Director	December 22 , 2016

*
Charles B. Coe	Director	December 22 , 2016

*
Patricia L. Higgins	Director	December 22 , 2016

*
Gary M. Pfeiffer	Director	December 22 , 2016

*
Peter J. Rogers, Jr.	Director	December 22 , 2016

*
Debora J. Wilson	Director	December 22 , 2016

*	Pursuant to Power of Attorney
/s/ Peter D. Aquino
Peter D. Aquino

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EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement*
4.1	Copy of Specimen Certificate for shares of common stock of the Company (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 333-153766), filed October 1, 2008)
4.2	Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed March 2, 2010)
4.3	Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed June 21, 2010)
4.4	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed November 25, 2014)
4.5	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed November 25, 2014)
4.6	Form of Certificate of Amendment or Designation with respect to Preferred Stock*
4.7	Form of Warrant Agreement and Warrant Certificate*
4.8	Form of Rights Agreement and Right Certificate*
4.9	Form of Debt Security*
4.10	Form of Indenture †
5	Opinion of Jenner & Block LLP †
12	Statement regarding computation of ratio of earnings to fixed charges †
23.1	Consent of Jenner & Block LLP (included in Exhibit) †
23.2	Consent of PricewaterhouseCoopers LLP †
24	Power of Attorney with respect to Internap Corporation (reference is made to the signature page ) †
25	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

*	To be filed by amendment or under cover of Form 8-K.
†	Previously filed.

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